EXHIBIT 99.3

ChromaDex Announces $10 Million Issuance of Convertible Notes

Private Placement Led by High Profile Venture Capitalists and Strategic Investors

LOS ANGELES, Calif., May 9, 2019 (GLOBE NEWSWIRE) -- ChromaDex Corp. (NASDAQ:CDXC) announced today that it has entered into a note purchase agreement for the sale of $10.0 million of convertible notes in a private placement.  The transaction was led by international strategic investors. The transaction is expected to close on or about May 17, 2019, subject to the satisfaction of customary closing conditions. The convertible notes will automatically convert into shares of ChromaDex common stock 45 days following the closing. The convertible notes will convert at $4.59 per share (market closing price on May 7, 2019), or if a common stock financing occurs in the 45 day period following the closing with a purchase price of less than $4.59 per share, at the price per share at which shares are issued in that financing.

The net proceeds from the private placement are expected to provide ChromaDex with added resources to build TRU NIAGEN into a global brand and continue to lead the industry with NAD research and product development. The net proceeds are expected to be invested in international expansion, certain domestic initiatives, clinical research, and to support general corporate purposes.

Oppenheimer & Co. Inc. is acting as placement agent for the transaction.

"This new funding will provide us with additional resources to continue to invest in science, grow our brand globally and further strengthen the fundamentals of our business as we scale for growth," said Rob Fried, ChromaDex CEO.

The convertible notes being sold in the private placement and shares of common stock issuable upon conversion of such convertible notes will not have been registered under the Securities Act of 1933, as amended (the “Act”).  Accordingly, such convertible notes and shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements under the Act.  In connection with the private placement, ChromaDex has entered into a registration rights agreement with the investors.  Additional details about the transaction will be included in a Current Report on Form 8-K filed by ChromaDex. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About ChromaDex:

ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to the timing of the closing of the transaction, the anticipated proceeds to be received in the transaction and the expected use of such proceeds. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Sr. Director of FP&A and Investor Relations
(949) 344-3782
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Director of Strategic Partnerships
(949) 648-3775
alexw@chromadex.com

ChromaDex Corporation